Exhibit 10.1

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated as of October 7, 2016, is by and between BMO Harris Bank N.A., formerly known as Harris N.A. (the “Lender”), and Duluth Holdings Inc., a Wisconsin corporation (“Borrower”).

RECITALS

WHEREAS, Lender, Borrower and Duluth Trading Company, LLC, a Wisconsin limited liability company (“Trading”), are parties to that certain Amended and Restated Loan Agreement dated June 13, 2011 (the “Amended and Restated Loan Agreement”);

WHEREAS, the Amended and Restated Loan Agreement has been previously amended by the following amendments: First Amendment to Amended and Restated Loan Agreement dated June 30, 2012; Second Amendment to Amended and Restated Loan Agreement dated December 27, 2013; Third Amendment to Amended and Restated Loan Agreement dated April 15, 2014; Fourth Amendment to Amended and Restated Loan Agreement dated May 21, 2014; Fifth Amendment to Amended and Restated Loan Agreement dated March 24, 2015; Sixth Amendment to Amended and Restated Loan Agreement dated May 31, 2015; Seventh Amendment to Amended and Restated Loan Agreement dated July 27, 2015; and Eighth Amendment to Amended and Restated Loan Agreement dated August 31, 2015;

WHEREAS, in accordance with the Articles of Dissolution filed with the Wisconsin Department of Financial Institutions on October 4, 2016, Trading has been dissolved; and

WHEREAS, Lender and Borrower desire to amend and restate the Amended and Restated Loan Agreement.

NOW THEREFORE, Lender and Borrower agree as follows:

1.

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Adjusted LIBOR Rate” means the sum of (i) the Applicable Margin plus (ii) the quotient of (a) the LIBOR Rate, divided by (b) one minus the Reserve Requirement (expressed as a decimal).

“Advances” means advances by the Lender to Borrower under Section 3 hereof.

“Affiliate” shall mean any person which directly or indirectly controls, is controlled by, or is under common control with, Borrower.  One person shall be deemed to control another person if the controlling person owns directly or indirectly 10% or more of any class of voting stock or membership interest of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled person, whether through ownership of stock or membership interest, by contract or otherwise.

“Applicable Margin” means 1.25% per annum.

“Available Revolving Commitment” means (a) the Maximum Advance Amount, minus (b) the sum of the outstanding principal balance of the Note, the face amount of Letters of Credit and unreimbursed disbursements under Letters of Credit.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois. If the applicable Business Day relates to the determination of the LIBOR Rate, then Business Day means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Collateral” shall mean all personal property assets of the Borrower, including but not limited to the Collateral (as defined in the Security Agreement).

“Consolidated” or “consolidated” shall refer to consolidation in accordance with GAAP of the accounting and financial information of the Borrower and any Subsidiaries and Affiliates of Borrower and Schlecht Retail Ventures, LLC, but not including any accounting or financial information of any other Subsidiary or Schlecht Enterprises LLC.

“Default” means any event which, with notice, lapse of time or both, would constitute an Event of Default.

“EBITDA” means consolidated Net Income before taxes, plus amortization, depreciation, and interest, and excluding non-cash and other items not considered representative of ongoing operating performance as outlined in Borrower’s SEC filings.  Consolidated EBITDA of the Borrower will include EBITDA from Schlecht Retail Ventures, LLC, a variable interest entity which is consolidated within the Borrower’s financial statements.

“Fiscal Quarter” means any fiscal quarter of Borrower’s Fiscal Year and “Fiscal Quarter 1,” “Fiscal Quarter 2,” “Fiscal Quarter 3,” and “Fiscal Quarter 4” mean the fiscal period of Borrower’s of thirteen or fourteen weeks, in each case ending on the date shown below:

Fiscal Year	2016	2017	2018	2019	2020
Fiscal Quarter 1	May 1, 2016	April 30, 2017	April 29, 2018	May 5, 2019	May 3, 2020
Fiscal Quarter 2	July 31, 2016	July 30, 2017	July 29, 2018	August 4, 2019	August 2, 2020
Fiscal Quarter 3	October 30, 2016	October 29, 2017	October 28, 2018	November 3, 2019	November 1, 2020

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Fiscal Quarter 4	January 29, 2017	January 28, 2018	February 3, 2019	February 2, 2020	January 21, 2021

“Fiscal Year” means Borrower’s fiscal year ending on the last day of each Fiscal Quarter 4.

“GAAP” means generally accepted accounting principles consistently applied with those of the preceding fiscal periods of the Borrower. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect in the United States from time to time; provided that, if Borrower notifies the Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Guarantor” means any party that may guaranty some or all of the Obligations from time to time.  As of the date hereof, there are no Guarantors.

“Guaranty” means any guaranty of some or all of the Obligations from time to time.  As of the date hereof, there are no Guaranties.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Agreement Liabilities” means all obligations and liabilities of Borrower to Lender or any affiliate of Lender under any Hedging Agreement.

“Letter of Credit Liabilities” means the face amount of all outstanding letters of credit issued by Lender at the request of Borrower, the unreimbursed amounts of drawings under such letters of credit and all unpaid interest, fees and expenses relating to the foregoing.

“LIBOR Rate” means for any month, the one-month London Interbank Offered Rate (LIBOR) as reported on Bloomberg Financial Market’s terminal screen entitled “Official ICE LIBOR Fixings” as reported two Business Days prior to the first day of such month, unless such rate is no longer available or published, in which case such rate shall be at a comparable index rate selected by the Lender with notice to the Borrower. The Lender shall determine the interest rate applicable to the Loans based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error.  Notwithstanding anything to the contrary, the LIBOR Rate shall not be less than zero percent (0%).

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“Loan Documents” means this Agreement, the Note, the Security Agreement, each document delivered hereunder and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, patent, trademark or copyright registration, subordination agreement, trust account agreement, Hedging Agreement, or other agreement executed and delivered by Borrower with respect to this Agreement or the Obligations or to create or perfect any security interest in any Collateral, in each case as amended, modified or supplemented from time to time.

“Maximum Advance Amount” shall mean (i) Forty Million and 00/100 Dollars ($40,000,000) from the time period between the date hereof and July 31, 2017, (ii) Fifty Million and 00/100 Dollars ($50,000,000) from the time period between August 1, 2017 and July 31, 2018; and (iii) Sixty Million and 00/100 Dollars ($60,000,000) from the time period between August 1, 2018 and the Termination Date.

“Net Income” means, for any period, net income (or loss) of Borrower, determined in accordance with GAAP.

“Net Worth Minimum” means $60,000,000.

“Note” means the Borrower’s Fifth Amended and Restated Revolving Note dated October 7, 2016 in favor of Lender in the maximum principal amount of Sixty Million and 00/100 Dollars ($60,000,000), as it may be amended, modified, supplemented, or replaced from time to time.

“Obligations” means all obligations of Borrower arising under this Agreement, the Notes or any other Loan Document, and all other amounts owing by Borrower to Lender or any affiliate of Lender, including but not limited to Letter of Credit Liabilities, Hedging Agreement Liabilities, fees for cash management, deposit account or other services, overdrafts, checks dishonored or other reversals and charges related thereto, equipment leases, and credit card liabilities.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Reserve Requirement” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D.

“Security Agreement” means that certain Second Amended and Restated Security Agreement dated as of the date hereof by Borrower in favor of Lender, as it may be amended, modified, supplemented, or replaced from time to time.

“Subsidiary” means any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Borrower on Borrower’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability

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company, partnership, association or other entity of which Borrower owns, controls or holds securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests.

“Tangible Net Worth” means total assets, excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items), less total liabilities, all determined on a consolidated basis.  Tangible Net Worth of the Borrower shall include the Tangible Net Worth of Schlecht Retail Ventures, LLC, a variable interest entity which is consolidated within the Borrower’s financial statements.

“Termination Date” means the earlier of (a) July 31, 2019 and (b) the date on which the Lender terminates the Borrower’s rights hereunder.

2.

CONDITIONS PRECEDENT

This Agreement shall be effective upon receipt by Lender each of the following, executed as appropriate and in form and substance and from sources satisfactory to Lender:

2.1

The Note;

2.2

Security Agreement, together with any Uniform Commercial Code Standard Form UCC-1 Financing Statements sufficient to perfect the Lender’s security interests in Collateral, and UCC searches from the filing offices in all states required by the Lender which reflect that no other person holds a prior security interest in any such Collateral except as permitted by Section 9.1 hereof;

2.3

Certified Articles of Organization, Bylaws and Certificate of Status for Borrower;

2.4

Resolutions of Borrower authorizing the execution, delivery and performance of the Agreement and the other applicable Loan Documents and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on Borrower’s behalf, all certified in each instance by a manager, director or officer of the Borrower; and

2.5

Such other approvals, opinions or documents as the Lender may reasonably request.

3.

CREDIT FACILITIES.

3.1

Revolving Credit Facility.  The Lender has agreed, on the terms and conditions stated herein, to make Advances under this Section 3.1 to the Borrower from time to time on any Business Day during the period from the date hereof and ending on the Termination Date; provided, however, that the Lender shall not be required to make an Advance under this Section 3.1 if, after giving effect to such Advance, the aggregate outstanding principal amount of the Advances under this Section 3.1 plus all Letter of Credit Liabilities would exceed the Maximum Advance Amount.  Within the limits set forth above, the Borrower may obtain

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Advances from the Lender under this Section 3.1, prepay the Note and re-borrow pursuant to this Section 3.1.  The Advances under this Section 3.1 shall be evidenced by, and be payable with interest in accordance with the terms of, this Agreement and the Note.  The Lender shall maintain records of the amount of each Advance under this Section 3.1 and of the amount of all payments on the Note.  The aggregate outstanding principal amount of all Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note.

3.2

Letters of Credit.

(a)

Letter of Credit Sublimit.  Subject to the terms and conditions of this Agreement, during the period from the date hereof to the Termination Date, the Lender may from time to time cause the issuance, upon Borrower’s request, of letters of credit (each a “Letter of Credit” or collectively, the “Letters of Credit”) up to an aggregate face amount outstanding at any time of $1,500,000.00; provided that (i) the Letters of Credit shall be in form and substance acceptable to the Lender in its sole discretion, (ii) Borrower shall have executed and delivered to the Lender the Lender’s standard form Letter of Credit Agreement with respect to said Letters of Credit, (iii) at no time shall the aggregate sum of Advances under Section 3.1 hereof plus all Letter of Credit Liabilities exceed the Maximum Advance Amount, and (iv) no Letter of Credit shall have an expiry date later than three hundred sixty-five (365) days from the date of issuance (provided, however, that a Letter of Credit may provide for automatic extensions of its expiration date for one or more 365-day periods, so long as the Lender has the right to terminate the Letter of Credit at the end of each 365-day period).  Notwithstanding the foregoing, in the event any Letter of Credit is outstanding five (5) days prior to the Termination Date, Borrower shall, on or before five (5) days prior to the Termination Date, deposit in an account with Lender, in the name and for the benefit of Lender (the “LC Collateral Account”), an amount in cash equal to 105% of the maximum amount available to be drawn on all then outstanding Letters of Credit.  Such deposit shall be held by Lender as collateral for the payment and performance of all amounts owing by Borrower to Lender.  The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Lender a security interest in the LC Collateral Account.  The amount in such account may, at the Lender’s option and in its sole discretion, be applied by the Lender to amounts owing by reason of any draw on a Letter of Credit.

(b)

Letter of Credit Fees.  The fee for each standby or commercial Letter of Credit outstanding shall be the greater of $300 or one percentage point (1.0%) per annum of the face amount of the Letter of Credit.  In addition, Borrower shall pay all of Lender’s standard fees for amendments, draw fees and other standard fees in connection with Letters of Credit.

(c)

Reimbursement.  In the event of any drawing under any Letter of Credit, the Lender will promptly notify Borrower thereof.  Borrower shall reimburse the Lender on the first Business Day following notice of payment under any Letter of Credit (either with the proceeds of an Advance under Section 3.1 hereof or otherwise) in same day funds together with interest.  Unless Borrower shall, within one (1) Business Day of

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any drawing under any Letter of Credit, reimburse the Lender in full, Borrower shall be deemed to have requested an Advance under Section 3.1 hereof in the amount of the payment under the Letter of Credit that has not been reimbursed, the proceeds of which will be used to satisfy the reimbursement obligations of the Borrower hereunder.  The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment Borrower may claim or have against the Lender, the beneficiary of the Letter of Credit drawn upon or any other person, including, without limitation, any defense based on any failure of Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

3.3

Borrowing Procedure; Advances.

(a)

Advances.  Borrower shall give written or telephonic notice (promptly confirmed in writing by Borrower if requested by the Lender) to the Lender of each requested Advance under Section 3.1 by no later than 11:00 a.m. (Milwaukee time) on the Business Day on which such Advance is to be made.  The Lender shall make such Advance by transferring the amount thereof in immediately available funds for credit to an account maintained by Borrower with Lender.

(b)

Conditions Precedent to All Advances.  Each request for an Advance shall be deemed a representation and warranty that all conditions precedent to such credit extension under Section 6 hereof are satisfied as of the date of such request and as of the date of such extension.

(c)

Mandatory Prepayment.  Borrower shall not allow the principal balance of the Note to exceed the amount permitted to be borrowed under Section 3.1 hereof, and without demand by Lender, the Borrower shall immediately pay the amount of any such excess together with interest on the amount paid.  On the Termination Date, the Borrower shall pay to Lender the then unpaid principal amount of all Advances.

3.4

Interest.

(a)

Interest Rate; Interest Payment Date.  The unpaid principal balances of the Note shall bear interest at a rate equal to the applicable Adjusted LIBOR Rate in effect from time to time.  Accrued and unpaid interest on the Note shall be payable in arrears on the last day of each month and on the Termination Date.  Notwithstanding any provision to the contrary contained herein, interest accrued pursuant to Section 3.4(b) shall be payable on demand.  Interest shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  Interest on Advances will be computed on the unpaid principal balance from the date of each borrowing.  The LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

(b)

Default Rate.  Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower declare that the Note shall bear interest at 5.0% plus the rate

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otherwise applicable to such Note, whether or not the Lender elects to accelerate the maturity of the Note, from the date such increased rate is imposed by the Lender.

(c)

Matters Affecting LIBOR Rate.

(i)

If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Lender) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Lender with any guideline, request or directive of such an authority (whether or not having the force of law), shall make it unlawful or impossible for the Lender to maintain or fund the advances evidenced by the Note, then, upon notice to the Borrower by the Lender, the outstanding principal amount, together with accrued interest and any other amounts payable to the Lender under the Note shall be repaid (a) immediately upon the Lender’s demand if such change or compliance with such requests, in the Lender’s judgment, requires immediate repayment, or (b) at the expiration of the last one month LIBOR Rate period before the effective date of any such change or request.

(ii)

If the Lender determines that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Rate are not being provided for purposes of determining the interest rate as provided in this Agreement, then the Lender shall, at the Lender’s option, give notice of such circumstances to the Borrower, whereupon for so long as such circumstances exist, the Note shall bear interest at a comparable index rate selected by the Lender with notice to the Borrower.

(d)

Maximum Interest Rate.  In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Commitment Fee.  The Borrower shall, jointly and severally, pay to the Lender a commitment fee which shall accrue at the rate of 0.20% per annum on the Available Revolving Commitment.  Accrued commitment fees shall be payable in arrears on the last day of each month for the prior month and on the date on which the Lender’s obligation to make Advances under Section 3.1 hereof terminates, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.  All commitment fees payable hereunder are computed using this method.  This calculation method results in a higher effective rate than the numeric commitment fee rate stated in this Agreement.

4.

PAYMENTS; COLLECTIONS.

4.1

Payments.  Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of all loans

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and all payments to the Lender with respect to payment of other fees, costs and expenses payable under any Loan Document in immediately available funds to the Lender at its address for notices hereunder without setoff, deduction or counterclaim.  The Borrower authorizes the Lender to charge from time to time against any account of Borrower any Obligations when due, including but not limited to Letters of Credit Liabilities.  Borrower hereby authorizes the Lender to make an Advance under Section 3.1 hereof, at the Lender’s sole discretion, to pay, on behalf of the Borrower, any amount due on any Obligation when due, including but not limited to Letters of Credit Liabilities, without further action on the part of Borrower and regardless of whether the Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Advance.  Each payment received by the Lender may be applied to the Obligations under this Agreement or any other Loan Document in such order of application as the Lender, in its sole discretion, may elect.

4.2

Collections.  Borrower shall continue to collect, at its own expense, all amounts due or to become due to Borrower under Borrower’s accounts and other Collateral.  In connection with such collections, Borrower may take (and, at Lender’s direction given after the occurrence and during the continuance of an Event of Default, shall take) such action as Borrower or Lender may deem necessary or advisable to enforce collection of Borrower’s accounts and other Collateral; provided, however, that Lender shall have the right at any time, after the occurrence and during the continuance of an Event of Default, without giving written notice to Borrower of Lender’s intention to do so, to notify the account debtors under any of Borrower’s accounts or obligors with respect to such other Collateral of the assignment of such accounts and such other Collateral to Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lender and, upon such notification and at the expense of the Borrower, to enforce collection of any such accounts or other Collateral, and to adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as Borrower might have done, but unless and until Lender does so or gives Borrower other instructions, Borrower shall make all collections for Lender. Any application of any collection to the payment of any Obligation is conditioned upon final payment of any check or other instrument.

4.3

Late Charge.  If a payment required under this Agreement or the Note is five (5) days or more late, Borrower will be charged 5.0% of the unpaid portion of the regularly scheduled payment.

5.

SET-OFF; ETC.

Upon the occurrence and during the continuance of an Event of Default, the Lender and each of the affiliates of Lender may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of Borrower then or thereafter with the Lender or such affiliate, or any other obligations of the Lender or such affiliate to Borrower, against the Obligations.  Borrower hereby grants to the Lender, for itself and as agent for each affiliate of Lender a security interest in all such balances, credits, deposits, accounts or monies to secure the Obligations.

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6.

CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

The obligation of the Lender to extend any credit to the Borrower shall be subject to the satisfaction of each of the following conditions, unless waived in writing by the Lender:

6.1

Representations and Warranties.  The representations and warranties set forth in Section 7 shall be true and correct on the date of the requested credit extension and after giving effect thereto; and

6.2

Defaults.  No Default or Event of Default shall have occurred and be continuing on the date of the requested credit extension or after giving effect thereto.

7.

REPRESENTATIONS AND WARRANTIES.

To induce the Lender to extend credit hereunder, Borrower and each Guarantor represents and warrants that at all times during the term of this Agreement:

7.1

Organization.  Borrower is a corporation validly organized and existing under the laws of Wisconsin, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would materially adversely affect Borrower’s condition (financial or otherwise), business, properties or assets.  Each Guarantor is validly organized and existing under the laws of its jurisdiction of organization, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would materially adversely affect such Guarantor’s condition (financial or otherwise), business, properties or assets.

7.2

Authority.  Borrower and each Guarantor has full power and authority to enter into and to perform its obligations under the Loan Documents to which it is a party.

7.3

Binding Effect.  When executed and delivered, the Loan Documents will constitute the legal, valid, and binding obligations of Borrower and each Guarantor, and will be enforceable against such parties in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

7.4

No Conflict.  Borrower’s and each Guarantor’s execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary limited liability company or corporate action, do not require the consent or approval of any person which has not been obtained, and do not conflict with any agreement binding upon Borrower or any Guarantor or the property of Borrower or any Guarantor.

7.5

Litigation or Proceeding.  Except as set forth on Schedule 7.5 hereto, there is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending, or to the knowledge of Borrower or any Guarantor threatened, against Borrower or any Guarantor which, if

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determined adversely to such entity, would have a material adverse effect on the condition (financial or otherwise), business, property or operations of such entity.

7.6

ERISA.  None of Borrower, Guarantor or Borrower’s or Guarantor’s ERISA Affiliates has maintained, established, sponsored or contributed to any employee benefit plan which is a defined benefit plan (“Plan”) covered by Title IV of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder (“ERISA”); “ERISA Affiliate,” as applied to Borrower or Guarantor, shall mean any trade or business (whether or not incorporated) which is a member of a group of which Borrower or any Guarantor is a member and which is under common control within the meaning of Section 414 of the Internal Revenue Code and the regulations promulgated and rulings issued thereunder.

7.7

Use of Proceeds.  Advances will be used to provide working capital to Borrower and for Borrower’s general limited liability or corporate purposes; no part of the proceeds of any loans from Lender will be used by Borrower for any purpose which (a) violates, or is inconsistent with, this Agreement, or (b) violates, or is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

7.8

Compliance With Law.  Except to the extent that it would not materially adversely affect Borrower’s or any Guarantor’s condition (financial or otherwise), business, properties or assets, (a) Borrower and each Guarantor is in compliance with all federal, state and local laws, rules and regulations applicable to it including, without limitation, all pollution control and environmental regulations in each jurisdiction where it is doing business; and (b) to Borrower’s or Guarantor’s knowledge, neither Borrower nor any Guarantor has any material liability for the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment.

7.9

[Intentionally Omitted].

7.10

No Material Change.  Since the date of the most recent annual financial statement delivered under Section 8.1 hereof, neither the condition (financial or otherwise), business, the properties nor the operations of Borrower or any Guarantor has been materially and adversely affected in any way.

7.11

Taxes.  Borrower and each Guarantor has filed all federal and state income tax and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by such party to the extent that such taxes have become due, except taxes that are being contested in good faith where such party has adequate reserves for such taxes.

7.12

Licenses and Permits.  Borrower and each Guarantor possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted; all of the federally registered patents, trademarks and copyrights, which as of the date hereof are used by Borrower and each Guarantor in its business or owned by Borrower or any Guarantor, and all applications for any of the foregoing, are listed on Schedule 7.12 hereto.

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7.13

No Default.  Neither Borrower nor Guarantor is in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected and assuming that this Agreement had been previously executed and delivered, no Default or Event of Default has occurred and is continuing hereunder.

7.14

Liens and Encumbrances.  Borrower and each Guarantor has good title to all of its properties and assets, including, without limitation, the Collateral, free and clear of all mortgages, security interests, liens and encumbrances, except as permitted by Section 9.1.

All representations and warranties contained in this Section 7 shall survive the delivery of the Loan Documents, and the making of Lender’s loans to Borrower, and no investigation at any time made by or on behalf of Lender shall diminish its rights to rely thereon.

8.

AFFIRMATIVE COVENANTS.

Borrower covenants and agrees with the Lender that, for so long as any Obligation of Borrower remains unpaid or any Advances are available to Borrower, Borrower shall:

8.1

Financial Reports.  Furnish to the Lender:

(a)

as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of Borrower’s annual consolidated and consolidating audit report, including balance sheet and related statements of earnings, shareholders’ equity and cash flows for such Fiscal Year, with comparative figures for the preceding Fiscal Year, prepared in accordance with GAAP and certified without qualification or exception by Borrower’s current independent certified public accountants or other independent certified public accountants satisfactory to the Lender and accompanied by the management letter, if any, delivered by such independent certified public accountants to Borrower and Borrower’s response thereto;

(b)

as soon as available and in any event within 45 days after the end of each Fiscal Quarter of Borrower, a copy of the Borrower’s and each Subsidiary’s internally prepared financial statements, consisting of a balance sheet as of the close of such Fiscal Quarter and related statements of earnings and cash flows for such Fiscal Quarter and from the first day of the Fiscal Year to the end of such Fiscal Quarter, prepared in accordance with GAAP and certified on behalf of Borrower or Subsidiary as accurate and complete by Borrower’s or Subsidiary’s authorized financial officer;

(c)

with each financial statement required by Section 8.1(a) or (b) above, for any period ending on the last day of a Fiscal Quarter, a Compliance Certificate in the form requested by the Lender demonstrating Borrower’s compliance with the terms of this Agreement as of the end of the most recent reporting period in a form acceptable to the Lender and certified on behalf of Borrower as accurate and complete by Borrower’s authorized financial officer, provided, however, a Compliance Certificate relating to any Fiscal Quarter 4 shall be delivered with the financial report required pursuant to Section 8.1(a) hereof within 120 days after the end of the applicable Fiscal Year;

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(d)

[Intentionally deleted]; and

(e)

such other financial or other information or certification as the Lender may reasonably request.

8.2

Organization.  Maintain and preserve its limited liability company or corporate existence.

8.3

Insurance.  Maintain business interruption insurance sufficient for its business and other insurance of such other types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses and as may be required by any Loan Document; provided, however, that each policy of business interruption insurance and each policy insuring any Collateral securing any of Lender’s loans to Borrower shall name the Lender as the lender’s loss payee.

8.4

Taxes.  File all federal and state income tax and other tax returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that the Borrower shall not be required to pay any such tax so long as the validity thereof is being contested in good faith by appropriate proceedings and adequate book reserves shall have been set aside with respect thereto.

8.5

Expenses.  Reimburse the Lender for reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys’ fees and legal expenses, appraisal fees and other third party professional fees), incurred in connection with the preparation or administration of this Agreement or any other Loan Document or the Lender’s enforcement of the obligations of Borrower under any Loan Document, whether or not suit is commenced, which attorneys’ fees and legal expenses shall include, but not be limited to, any attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s judgment or order.

8.6

Inspection and Audit.  Permit the Lender and its representatives at reasonable times and intervals and upon reasonable notice to visit any of the Borrower’s offices and inspect its books and records including, without limitation, permitting the Lender to examine any Collateral securing any of Lender’s loans to Borrower and reimburse the Lender for all examination fees and expenses incurred in connection with such examinations at its then current rate for such services and for its out-of-pocket expenses incurred in connection therewith.  Notwithstanding the foregoing and provided that no Event of Default has occurred and is continuing, Borrower shall be required to reimburse the Lender for its examination fees and expenses in connection with only one such examination per Fiscal Year.

8.7

Wage Liens.  At all times take all appropriate action and all action requested by Lender to (a) limit the extent of employee wage liens encumbering the Collateral, (b) keep Lender informed as to the extent of any risk of such liens, and (c) protect Lender from loss by reason of such liens.

8.8

Deposit Accounts.  Maintain all of its depository accounts with Lender.

8.9

Consent of Landlord/Bailee.  Upon request of Lender, Borrower shall use commercially reasonable efforts to deliver to Lender a consent of landlord, consent of bailee or

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similar agreement with respect to any location or all locations set forth in Schedule 8.9 hereof (Locations), each such consent to be in form and substance satisfactory to the Lender, in its sole and exclusive discretion.

9.

NEGATIVE COVENANTS.

Borrower covenants and agrees with the Lender that, for so long as any Obligation of Borrower remains unpaid or any Advances are available to the Borrower, Borrower shall not, without the Lender’s prior written consent:

9.1

Liens and Security Interests.  Create security interests or mortgages encumbering any of its assets except: (a) security interests in favor of the Lender; (b) other security interests described on Schedule 9.1 attached hereto and incorporated herein by reference; and (c) security interests created after the date of this Agreement in connection with capitalized lease obligations or other purchase money indebtedness incurred in connection with the acquisition of equipment, but only to the extent that: (i) the purchase money indebtedness is permitted by Section 9.2; (ii) such security interest attaches only to the equipment then being acquired by Borrower, did not and does not attach to Borrower’s current assets and does not secure any other indebtedness; and (iii) no Default or Event of Default has occurred and is continuing at the time of the proposed creation of such security interest or would result therefrom.

9.2

Indebtedness.  Create, incur, assume or suffer to exist any indebtedness except: (a) the indebtedness under this Agreement or any other Loan Document; (b) current liabilities (other than borrowed money) incurred in the ordinary course of business; (c) purchase money indebtedness incurred after the date of this Agreement in the ordinary course of business in connection with the acquisition of equipment and not to exceed $1,500,000 in the aggregate; or (d) capitalized lease obligations for retail stores and the corporate headquarters.

9.3

Transfer of Assets.  Lease or sell all or any substantial portion of its property and business to any other entity or entities, whether in one transaction or a series of related transactions.

9.4

Merger.  Consolidate with or merge into or with any other entity or entities.

9.5

Distributions; Management Fees.  Declare or pay any distributions; purchase, redeem, retire or otherwise acquire for value any of the stock or membership interests (or any warrant or option to purchase any such stock or membership interests) of  Borrower now or hereafter outstanding; return any capital to its shareholders or members as such, or pay any management fees.

9.6

Investments.  Acquire, make or hold any investment in, or any substantial portion of the assets of, any other person except: (a) cash and cash equivalents; and (b) other investments described on Schedule 9.6 attached hereto and incorporated herein by reference.

9.7

Guaranties.  Assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except pursuant to the Loan Documents or by

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endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with or without recourse.

9.8

Line of Business.  Engage in any business other than the business engaged in by the Borrower on the date of this Agreement.

9.9

ERISA.  Maintain, establish, sponsor or contribute to any Plan (as defined in Section 7.6) which is a defined benefit plan and shall not permit any ERISA Affiliate (as defined in Section 7.6) of Borrower to do so.

9.10

Loans and Advances.  Make any loan or advance to, or otherwise extend any credit to, Borrower’s officers, directors, shareholders, partners, members, managers or Affiliates or to any member of any such person’s immediate family, other than advances in the ordinary course of business to suppliers, employees and officers of Borrower consistent with Borrower’s past practices, in an aggregate amount at any time outstanding not to exceed $50,000.

9.11

Fiscal Year End.  Change its fiscal year-end to a date other than the Sunday closest to January 31 of each year.

9.12

Transfers to Subsidiaries.  Transfer any assets to any Subsidiary, except with the prior written consent of Lender.

9.13

Corporate Structure.  (a) Create, acquire or have in existence any Subsidiaries, other than those in existence on the date hereof and set forth on Schedule 9.13 hereof, or (b) own any capital stock, membership interest or other ownership interest in any entity, other than those in existence on the date hereof and set forth on Schedule 9.13 hereof.

9.14

Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

9.15

Tangible Net Worth.  Permit the Tangible Net Worth of Borrower, as of the last day of any fiscal quarter, to be less than the Net Worth Minimum.

9.16

Minimum EBITDA.  As of the last day of any Fiscal Quarter, permit EBITDA of the Borrower for the four Fiscal Quarters then ended, to be less than $22,000,000.

10.

EVENTS OF DEFAULT.

The occurrence of any one or more of the following shall constitute an event of default (“Event of Default”) hereunder:

13055898.5

10.1

Payments.  Borrower (a) shall default under Section 3.3(c) of this Agreement, or (b) shall default in the due and punctual payment of any installment of interest or principal on the Note on the date when due, or in due and punctual payment of any other amount which is due and payable to the Lender under any Loan Document or any other Obligations on the date when due, and such default continues for a period of ten (10) days.  Any default under Section 3.3(c) shall not be subject to any grace period.

10.2

Nonperformance.  Borrower (a) shall default under Sections 8.1 or 9 of this Agreement, or (b) shall default (other than those defaults expressly covered by other subsections of this Section 10) under any other provision of the Loan Documents and such default continues for a period of 30 days.  Any default under Sections 8.1 or 9 shall not be subject to any cure period.

10.3

Default Under Other Documents. Borrower shall default and fail to cure such default in the time provided therein under the terms of any agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money in an amount in excess of $25,000 (other than this Agreement and the other Loan Documents) and (a) the maturity of any amount owed under such document or instrument is accelerated or (b) such default shall continue unremedied or unwaived for a period of time to permit such acceleration.

10.4

Insolvency; Bankruptcy.  Borrower or any guarantor of the Obligations shall become insolvent or generally fail to pay, or admit in writing Borrower’s or any such guarantor’s inability to pay, Borrower’s or any such guarantor’s debts as they become due; or Borrower or any guarantor of any Obligations shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for Borrower or any such guarantor or for Borrower’s or any such guarantor’s property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for Borrower or any guarantor of any Obligations or for a substantial part of any such party’s property and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of Borrower or any guarantor of any Obligations or be consented to or acquiesced in by Borrower or any guarantor of any Obligations or remain for 60 days undismissed; or Borrower or any guarantor of any Obligations shall take any action to authorize any of the foregoing.

10.5

Judgments.  Any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance or subject to an indemnity in favor of Borrower, provided that Lender is satisfied, in its sole discretion, with such insurance coverage or indemnity) shall be issued against Borrower or any assets of Borrower where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceeds $50,000.00 in the aggregate and are not released, vacated, suspended, stayed abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy.

10.6

Intentionally Blank.

13055898.5

10.7

Ownership; Control.  Any change in equity ownership of the Borrower that results in Stephen L. Schlecht not retaining a majority of the voting common stock of Borrower.

10.8

Representations and Warranties.  Any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified.

10.9

Loan Documents.  Borrower or any guarantor of the Obligations shall seek to revoke, repudiate or disavow the enforceability of any Loan Document.

Upon the happening of: (a) any Event of Default described in Section 10.4, the full unpaid principal amount of the Note and all other Obligations shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the Borrower’s right to request or obtain Advances shall automatically terminate; or (b) any other Event of Default, the Lender may terminate the Borrower’s right to request or obtain Advances and may declare the outstanding principal amount of the Note and all other Obligations of Borrower to the Lender to be due and payable without notice, presentment, protest or demand of any kind, whereupon the full unpaid amount of the Note and any and all other Obligations, which shall be so declared due and payable, shall be and become immediately due and payable.  In addition, the Lender may exercise any right or remedy available to it pursuant to any Loan Document, at law or in equity.

11.

TERMINATION.

This Agreement may be terminated by Lender by written notice to the Borrower at any time after the occurrence and during the continuance of an Event of Default.  In the absence of such termination by the Lender, this Agreement shall continue in effect until the Termination Date.  Notwithstanding the foregoing, the security interests and other liens granted to Lender and all Borrower’s duties, obligations and liabilities to Lender shall continue in full force and effect until all of the Obligations have been paid, performed or otherwise satisfied in full and any commitment of any such entity to extend additional credit to Borrower has terminated.

12.

MISCELLANEOUS.

12.1

Notices.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile, in each case addressed or faxed to the party to whom notice is being given at its address set forth on the signature page of this Agreement, or as to each party, at such other address or facsimile number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this section.  All such notices, requests, demands and other communications shall be deemed to have been received (a) if personally delivered, on the date received, (b) if delivered by mail, three (3) business days after deposited in the mail, certified or registered, return receipt requested, (c) if sent by overnight courier, one (1) business day after deposited, or (d) if delivered by facsimile, on the date of transmission if during normal business hours on a business day, otherwise on the

13055898.5

following business day.  Notwithstanding the foregoing, any notice to the Lender pursuant to Section 3 shall not be deemed given until received by the Lender.

12.2

Governing Law.  This Agreement, the Note and each other Loan Document shall be governed by, and interpreted and construed in accordance with, the internal laws, but not the law of conflicts, of the State of Wisconsin.

12.3

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

12.4

Waivers, Amendments; etc.  The provisions of this Agreement, or any other Loan Document, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and the Lender.

12.5

Inconsistencies, etc.  In the event of any conflict or inconsistency between or among the provisions of this Agreement and any other Loan Document, it is intended that the provisions of this Agreement and such other Loan Document be enforceable except to the extent that the enforcement of such provisions is irreconcilable and, in that event, the provisions of this Agreement shall be controlling.

12.6

Participating Lenders.  Borrower agrees that Lender may, at its option, grant to one or more of its affiliates or other financial institutions the right to participate in the loan advances described in this Agreement.  If any participating lender shall at any time participate with Lender in making any loan advances hereunder, Borrower hereby grants to such participating lender (in addition to any other rights which such participating lender may have) both a continuing lien and security interest in any money, security and other personal property of Borrower which is in the possession of such participating lender, and an express, contractual right of setoff therein, for the benefit of all participating lender(s), the Lender and all other affiliates of Lender.

12.7

Affiliates; Lenders.  Borrower agrees that the Lender may provide any information or knowledge the Lender may have about Borrower or about any matter relating to the Note or the Loan Documents to any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Note or the Loan Documents. Borrower agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Note to one or more purchasers whether or not related to the Lender.

12.8

USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management

13055898.5

account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and if Borrower is not an individual Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual to see Borrower’s driver’s license or other identifying documents, and if Borrower is not an individual to see Borrower’s legal organizational documents or other identifying documents.

12.9

Limitation of Liability.  None of the Lender, any affiliate of the Lender, Borrower or any affiliate of Borrower (the “Related Parties”) shall have any liability with respect to, and the parties hereto hereby waive, release and agree not to sue upon, any claim for any punitive damages, any exemplary damages or any special, indirect or consequential damages suffered by any Related Party in connection with, arising out of, or in any way related to, this Agreement, the Note or any other Loan Document, or the transactions contemplated and the relationship established hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

12.10

Venue.  AT THE OPTION OF THE LENDER, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT TO WHICH BORROWER IS A PARTY MAY BE ENFORCED IN ANY FEDERAL COURT OR WISCONSIN STATE COURT SITTING IN MILWAUKEE, WISCONSIN; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

12.11

Entire Agreement; Amendment and Restatement.  This Agreement, the Note and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof.  This Agreement is an amendment and restatement of that certain Amended and Restated Loan Agreement dated June 13, 2011 by and among Lender, Borrower and Trading.

12.12

Indemnification.  In consideration of the execution and delivery of this Agreement by Lender and the agreement to extend the credit provided hereunder, Borrower hereby agrees to indemnify, exonerate and hold free and harmless Lender and each of the officers, directors, employees and agents of Lender (collectively, herein called the “Lender Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, and including all of the foregoing based upon contract, tort or otherwise, herein called the “Indemnified Liabilities”), incurred by the Lender Parties or any of

13055898.5

them as a result of, or arising out of, or relating to (a) the execution, delivery, performance, enforcement or administration of this Agreement, the Note, any consent, waiver or other agreement of any landlord of Borrower, any guaranty of the Obligations, or any other document or instrument securing this Agreement or otherwise executed or delivered in connection with this Agreement, (b) the relationship of the parties as borrower, guarantor and lender, or (c) the noncompliance by Borrower or by any property of Borrower with environmental laws.  Notwithstanding the foregoing, Borrower shall not be required to indemnify Lender for any such Indemnified Liabilities arising on account of the gross negligence or willful misconduct of Lender, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  This Section shall survive termination of this Agreement.

12.13

WAIVER OF TRIAL BY JURY.  THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

13055898.5

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

BMO HARRIS BANK N.A.

By:

/s/ John Howard

Name:

John Howard

Title:   Senior Vice President

1000 N. Water Street

Milwaukee, WI 53202

Attn:  John Howard

Telecopy No:  (414) 291-5450

DULUTH HOLDINGS INC.

By:

/s/ Mark DeOrio

Name:

Mark DeOrio

Title:

Senior Vice President and Chief Financial Officer

170 Countryside Drive

PO Box 409

Belleville, Wisconsin 53508

Attn:  Mark DeOrio

Telecopy No.  (___) ____-_____

[Signature Page – Second Amended and Restated Loan Agreement]

LIST OF SCHEDULES

Schedule 7.5

Litigation

Schedule 7.12

Intellectual Property

Schedule 8.9

Locations

Schedule 9.1

Security Interests

Schedule 9.6

Investments

Schedule 9.13

Corporate Structure

SCHEDULE 7.5

LITIGATION

NONE

SCHEDULE 7.12

INTELLECTUAL PROPERTY

No patents or copyrights.

Please see attached for list of trademarks.

SCHEDULE 8.9

LOCATIONS

100 West Main Street

Mount Horeb, Wisconsin 53572

108 N. Franklin St.

Port Washington, WI 53074

1107 River Street (Hwy 69)

Belleville, WI 53508

9801 Lyndale Ave. South

Bloomington, MN 58420

300 E. Superior St.
Duluth, MN 55082

252 57th Ave. NE
Fridley, MN 55432

2732 SE Delaware Ave., Suite 210
Ankeny, IA 50021

1132 S. Koeller St., Unit 15
Oshkosh, WI 54902

320 S. Philips Ave.
Sioux Falls, SD 57104

151 N. 78th Street
Omaha, NE 68114

400 Main St.
La Crosse, WI 54601

5190 Hoffman Blvd.
Hoffman Estates, IL 60192

2966 Finley Rd.
Downers Grove, IL 60515

197 E. Dekalb Pike
King of Prussia, PA 19406

475 Lillard Dr.
Sparks, Nevada 89434

30 Transport Dr.
Walton, KY 41094

SCHEDULE 9.1

SECURITY INTERESTS

1.

Landlord’s liens and security interests contained in any retail store leases.

2.

UCC Financing Statement File No. 120010319620 filed against Duluth Holdings, Inc. in favor of NEC Financial Services, LLC.

SCHEDULE 9.6

INVESTMENTS

NONE

SCHEDULE 9.13

CORPORATE STRUCTURE

Duluth Holdings Inc. has no Affiliates or Subsidiaries.